SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 7, 2001

(Date of earliest event reported)

LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-27610 (Commission File No.)	11-2882328 (IRS Employer Identification Number)

7840 Montgomery Road, Cincinnati, Ohio	45236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 792-9292

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

LCA-Vision Inc. issued a press release announcing extended office hours at its LasikPlus centers and expanded coverage of the Company's national call center to ensure that patients impacted by a competitor shutdown can still receive high quality, value-priced eyecare in a timely manner.

Item 7. Financial Statements and Exhibits

(a) Exhibits

99.1 Press Release dated March 7, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

Date: March 7, 2001	By: /s/Alan H. Buckey Alan H. Buckey Executive Vice President, Chief Financial Officer and Treasurer

Exhibit 99.1

Company Contacts:	Investor Relations Contacts:
LCA-Vision, Inc.	Lippert/Heilshorn & Associates, Inc.
Thomas E. Wilson, CEO	Bruce Voss (bvoss@lhai.com)
Alan H. Buckey, CFO	Zachary Bryant (zbryant@lhai.com)
(513) 792-9292	(310) 691-7100
www.lca-vision.com	www.lhai.com
www.lasikplus.com

FOR IMMEDIATE RELEASE

LCA-VISION EXTENDS OFFICE HOURS NATIONWIDE AND EXPANDS CALL CENTER CAPACITY FOLLOWING COMPETITOR CLOSINGS

LCA-Vision's LasikPlus centers are unrelated to Lasik Vision of Canada centers,

many of which are closing

CINCINNATI (March 7, 2001) - LCA-Vision Inc. (Nasdaq NM: LCAV) (Easdaq: LCAV), a leading provider of value-priced laser vision correction services across the U.S., today extended office hours at its LasikPlus centers and expanded coverage of the Company's national call center at 1-888-529-2020 to ensure that patients impacted by a competitor shutdown can still receive high quality, value-priced eyecare in a timely manner.

"Over the last few days, we have learned of some confusion in the marketplace between our LasikPlus brand and another laser vision correction provider that has a name similar to ours. Unfortunately this morning, a Cincinnati television station pictured LCA-Vision corporate headquarters when reporting upon the problems occurring at a competitor's location," said Tom Wilson, LCA-Vision CEO. "Let me make it clear that LCA Vision's LasikPlus and Lasik Vision of Canada are two distinct brands operated by two separate companies. Lasik Vision centers are operated by Lasik Vision Corporation of Canada, which was acquired last week by ICON Laser Eye Centers, Inc., another Canada-based provider of discount laser vision correction services. Since then, it has been reported that a number of Lasik Vision centers have been closed and that Lasik Vision's surgeons have refused to work due to a dispute over back pay. LCA-Vision has not closed any of the Company's 33 U.S. LasikPlus centers and currently has no intention of closing any."

Wilson continued, "LCA-Vision has more than $28 million in cash and short-term investments and no debt. We are experiencing continued strong growth in revenue and procedure volume. We expect that cash flow from operations will be more than sufficient to fund the 10 to 15 center openings planned for the year 2001."

"Among the many plusses of our LasikPlus centers are the financial strength of LCA-Vision, and the fact that we do not charge patients prior to performing their laser vision correction procedure," Wilson added. "Our LasikPlus patients do not run the risk of paying in advance for a procedure at a center that may not be in business to complete the procedure or to perform follow-up care."

LCA-Vision owns and operates 33 LasikPlus value-priced laser vision correction facilities in the U.S., as well as one center in Canada and one in Europe.

For additional information, please visit the Company's websites www.lasikplus.com.

# # #

This release contains forward-looking statements that are subject to risks and uncertainties including but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.